SECURITIES AND EXCHAGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  May 15, 2003
                                 Date of Report
                        (Date of earliest event reported)

                               MEDI-HUT CO., INC.
               (Exact name of Registrant as specified in charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)

           000-27119                                 22-2436721
      (Commission File No.)             (IRS Employer Identification Number)

                               1345 Campus Parkway
                         Wall Township, New Jersey 07753
                     (Address of Principal Executive Office)

                                 (732) 919-2799
              (Registrant's telephone number, including area code)

                                 Not Applicable
                 (Former Address, if changed since last Report)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On May 15, 2003, we announced the appointment of the accounting firm
Eisner LLP as our new independent auditors. In that capacity, Eisner LLP will perform audits of our balance sheets as of October 31, 2002 and 2001 and the related statements of operations, stockholders' equity and cash flows for each of the years then ended. Eisner LLP also will review our quarterly reports on Form 10-QSB for the quarters ended January 31, 2003, 2002, and 2001, April 30, 2003, 2002 and 2001 and July 31, 2002 and 2001. We previously announced that effective as of March 28, 2003, we dismissed Rosenberg Rich Baker Berman & Company as our independent auditors. During our two most recent fiscal years and through the date of this report on Form 8-K, we did not consult with Eisner LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     A copy of the press release announcing the engagement of Eisner, LLP as our independent auditors is attached as exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     99.1 Press Release dated May 15, 2003.

     Certain statements in this report are forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Medi-Hut Co. Inc. with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MEDI-HUT CO. INC.
DATE:  May 15, 2003                         By: /s/ David R. LaVance
                                                --------------------------------
                                            David R. LaVance
                                            Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number                     Description

99.1                       Press Release dated May 15, 2003.